                                                                    EXHIBIT 21.1


                                  Subsidiaries

            Name of Subsidiary                         Jurisdiction of Formation
----------------------------------------------        --------------------------
C&G Carrandini                                                   Spain
Caslight de Mexico SA de CV                                     Mexico
Graham International BV                                       Netherlands
Holophane Alumbrado Iberica SL                                   Spain
Holophane Canada, Inc.                                      Ontario, Canada
Holophane Europe Ltd.                                       United Kingdom
Holophane Foundation                                        U.S.A.-New York
Holophane Lichttechnik GmbH                                     Germany
Holophane Lighting Ltd.                                     United Kingdom
Holophane SA de CV                                              Mexico
HSA Acquisition Corporation                                   U.S.A.-Ohio
ID Limited                                                    Isle of Man
Kem Europa B.V.                                               Netherlands
L&C Lighting Group, Inc.                                    U.S.A.-Delaware
LHP Enterprises, Inc.                                       U.S.A.-Delaware
Lithonia Lighting Mexiso SA de CV                              Mexico
Lithonia Lighting SA de CV                                     Mexico
LL do Brasil Ltda                                              Brazil
Luxfab Limited                                              United Kingdom
Jim H. McClung Lighting Research Foundation, Inc.            U.S.A.-Georgia
National Service Industries Canada LP                       Alberta, Canada
NSI Chile Ltda                                                  Chile
NSI Funding                                                 U.S.A.-Delaware
NSI Holdings Inc.                                          Quebec, Canada
NSI Insurance Ltd.                                              Bermuda
NSI Leasing, Inc.                                           U.S.A.-Delaware
Productos Lithonia Lighting de Mexico SA de CV                  Mexico
Selig Company of Puerto Rico                                  Puerto Rico
The Zep Group, Inc.                                         U.S.A.-Delaware


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
       Name of Subsidiary                              Jurisdiction of Formation
--------------------------------                       -------------------------
Zep Belgium SA                                                  Belgium
Zep Enterprises, Inc.                                       U.S.A.-Delaware
Zep Europe BV                                                 Netherlands
ZEP Industries B.V.                                           Netherlands
Zep Industries SA                                             Switzerland
Zep Italia SRL                                                   Italy
Zep KEM Italia SRL                                               Italy
ZEP Manufacturing B.V.                                        Netherlands